UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Oak Road, Walnut Creek, California	94597-2098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (925) 658-7878

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On January 27, 2004, the Company issued the following revised 2004 guidance during its earnings conference call for the quarter and year ended December 31, 2003, and via its Company website:

U.S. 2004 mortgage market size —	December outlook:	$1.5 to $2.0 trillion
	Current outlook:	$1.7 to $2.3 trillion

Mortgage interest rates —	Current outlook:	approximate average
6% for year

U.S. mortgage insurance in force growth 2004 over 2003 —	December outlook:	10 to 20 percent
	Current outlook:	5 to 15 percent

Yield range on investment portfolio —	December outlook:	4.8 to 5.2 percent
	Current outlook:	4.5 to 5.0 percent

Cautionary Statement: Statements in this Form 8-K that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include our current estimates that: (i) mortgage interest rates in the United States will average approximately 6% in 2004; (ii) the 2004 mortgage origination market will be between $1.7 trillion and $2.3 trillion; (iii) our U.S. mortgage insurance operations in 2004 will achieve 5% to 15% insurance in force growth; and (iv) our 2004 consolidated investment portfolio yield will range between 4.5% to 5.0%.

Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Changes in economic conditions, including economic recessions or slowdowns, adverse changes in consumer confidence, declining housing values, higher unemployment rates, deteriorating borrower credit, changes in interest rates, increases in refinancing activity, or combinations of these factors, could affect mortgage interest rates, the mortgage origination market, the demand for mortgage insurance, PMI’s insurance in force and/or our consolidated investment yield. Other risks and uncertainties are discussed in our SEC filings, including our Form 10-Q for the quarter ended September 30, 2003. PMI undertakes no obligation to update forward-looking statements.

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The information in Item 9 of this Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The PMI Group, Inc.
(Registrant)

January 27, 2004	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President and
Chief Financial Officer

	By:	/s/ Brian P. Shea
Brian P. Shea
Vice President and Controller

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